UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 3, 2011

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO	80202
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A is being filed to clarify that Mark Skomal is only replacing Stuart B. Brown in his capacity as the principal accounting officer and that Mr. Brown will remain as the Chief Financial Officer of DCT Industrial Trust Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

DCT Industrial Trust Inc. (the “Company”) (NYSE: DCT) appointed Mark Skomal to be the Company’s Chief Accounting Officer effective as of February 4, 2011. Mr. Skomal, age 51, has served as the Vice President and Controller of the Company since May 2007. Mr. Skomal will be succeeding Stuart B. Brown in his role as the Company’s principal accounting officer. Mr. Brown will continue serving the Company in his current role as Chief Financial Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2011, the Board of Directors (the “Board”) of the Company adopted an amendment to the Company’s Bylaws (the “Amendment”) to provide the Board with flexibility to establish the date of the annual meeting of stockholders. Previously the Bylaws required the Company to hold the annual meeting of stockholders in May. The Amendment removed this limitation.

The summary above is qualified in its entirety by the Amendment filed herewith as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

3.1	First Amendment to Bylaws of DCT Industrial Trust Inc. (as adopted February 3, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

Date: February 9, 2011	By:	/s/ Philip L. Hawkins
	Name:	Philip L. Hawkins
	Title:	President and Chief Executive Officer